UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, North Carolina	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2023, Hanesbrands Inc. (the “Company”) completed the sale of $600.0 million aggregate principal amount of 9.000% senior unsecured notes due 2031 (the “Notes”). The Company received net proceeds of approximately $591.8 million, after deducting estimated discounts and commissions to the initial purchasers but before estimated fees and expenses. The Company intends to use the net proceeds from the offering, together with borrowings under a new Term Loan B (as defined below) and cash on hand, to redeem all of its outstanding 4.625% Senior Notes due 2024 and 3.5% Senior Notes due 2024 and pay related fees and expenses.

The Notes were offered and sold pursuant to a purchase agreement, dated February 10, 2023 (the “Purchase Agreement”), among the Company, the guarantors named therein, and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein, for resale only to persons reasonably believed to be to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of February 14, 2023 (the “Indenture”), among the Company, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee. The Indenture provides, among other things, that the Notes are the senior unsecured obligations of the Company and are guaranteed by the Company and certain of its domestic subsidiaries that guarantee its credit facilities and certain other material indebtedness. The Indenture includes covenants that limit the ability of the Company and its subsidiaries to incur certain liens and enter into certain sale and leaseback transactions, and the ability of the Company and the guarantors to consolidate, merge, or sell all or substantially all of their assets.

In the event of specified events deemed to be a change of control of the Company and a ratings downgrade, the Company will be required to offer to repurchase all outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains customary events of default that include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; certain events of bankruptcy, insolvency or reorganization; failure to pay certain final judgments; and failure of certain guarantees to be enforceable.

The Notes were issued in a transaction exempt from registration under the Securities Act and all state securities laws. Therefore, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable securities laws of any state or other jurisdiction. This Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

The Purchase Agreement, the Indenture and the form of Notes are filed as Exhibits 1.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Purchase Agreement, Indenture, and Notes are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 8.01.	Other Events.

On February 14, 2023, the Company also set the pricing of a new senior secured term loan B facility (the “Term Loan B”) to be incurred as an incremental term loan facility under the credit agreement that governs the Company’s existing senior secured credit facilities. The aggregate principal amount of the Term Loan B will be $900.0 million.

The Company expects the interest rate under the Term Loan B to be the forward-looking term rate based on the secured overnight financing rate, subject to a floor of 50 basis points, plus an applicable margin of 375 basis points. The Term Loan B is expected to be issued at an issue price equal to 99.0% of the principal amount and to mature in March 2030.

The Company intends to use the net proceeds from borrowings under the Term Loan B, together with the net proceeds from the offering of Notes and cash on hand, to redeem all of its outstanding 4.625% Senior Notes due 2024 and 3.5% Senior Notes due 2024 and pay related fees and expenses.

The Term Loan B is expected to close on or about March 8, 2023, subject to customary closing conditions, including the finalization and execution of definitive documentation.

Cautionary Statement Concerning Forward-Looking Statements

This report contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “could,” “will,” “expect,” “outlook,” “potential,” “project,” “estimate,” “future,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding our intent, belief and current expectations about our strategic direction, prospects and future results are forward-looking statements, including statements with respect to the anticipated use of proceeds from the offering of the Notes, the finalization and execution of definitive documentation for the Term Loan B, and the anticipated use of proceeds the Term Loan B. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience.

These risks and uncertainties include such things as: our ability to satisfy all conditions precedent to, and successfully complete the transactions contemplated by, the Term Loan B; our ability to successfully execute our multi-year growth strategy plan to achieve the desired results; the potential effects of the COVID-19 pandemic, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment and the level of consumer demand; our reliance on a relatively small number of customers for a significant portion of our sales; any inadequacy, interruption, integration failure or security failure with respect to our information technology (including the ransomware attack announced May 31, 2022); the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the availability of global supply chain resources; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets and ongoing labor shortages generally; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and the other factors described under the caption “Risk factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list.

Any forward-looking statement in this report speaks only as of the date of this report. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, dated February 10, 2023 among Hanesbrands Inc., the guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein

4.1	Indenture, dated February 14, 2023, among Hanesbrands Inc., the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 9.000% Senior Notes due 2031 (included in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: February 14, 2023	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	General Counsel, Corporate Secretary & Chief Compliance Officer